                           SCHEDULE 14A INFORMATION

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EASYRIDERS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                               EASYRIDERS, INC.
                              28210 Dorothy Drive
                        Agoura Hills, California 91301



Dear Stockholder:

          You are cordially invited to attend the Annual Meeting of Stockholders of Easyriders, Inc., which will be held this year on Thursday, June 22, 2000. The meeting starts at 1:00 p.m., local time, at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California.

          The business we'll discuss at the Annual Meeting is described in the enclosed Proxy Statement and formal Notice of Meeting.

          1999 was a difficult year for the Company, but the prospects for the year 2000 and beyond are encouraging. I look forward to explaining our recent operating results and the strategies we are employing to increase the value of and return on your investment in Easyriders, Inc.

          Hope to see you on June 22.

                                                Sincerely,

                                                /s/ William E. Prather

                                                William E. Prather
                                                Chief Executive Officer
                                                and President
May 19, 2000

                               EASYRIDERS, INC.
                              28210 Dorothy Drive
                        Agoura Hills, California 91301
                              __________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held on Thursday, June 22, 2000
                             ____________________

To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Easyriders, Inc. (the "Company") will be held on Thursday, June 22, 2000 at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California at 1:00 p.m., local time, for the following purposes:

     1.   To elect Directors of the Company for the ensuing year;

     2. To ratify the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors of the Company for its fiscal year ending December 31, 2000;

     3. To ratify the issuance of 4,253,434 common shares to two directors of the Company pursuant to private placements consummated in April 1999; July 1999 and February 2000 (the "Private Placements");

     4. To approve an amendment to the Company's 1998 Executive Incentive Compensation Plan; and

     5. To consider and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The close of business on May 11, 2000 is the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A list of such stockholders will be available for a period of 10 days prior to the Annual Meeting for examination by any stockholder, for any purpose germane to the meeting, during normal business hours at the corporate offices of the Company.

     We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

                              By Order of the Board of Directors,

                              /s/ J. Robert Fabregas

                              J. Robert Fabregas
                              Executive Vice President,
                              Chief Financial Officer and Secretary

Agoura Hills, California
May 19, 2000

                               EASYRIDERS, INC.
                              28210 Dorothy Drive
                        Agoura Hills, California 91301

                              ___________________

                                PROXY STATEMENT

                               ________________

                              GENERAL INFORMATION


     The enclosed proxy is being solicited by the Board of Directors (the "Board") of Easyriders, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 22, 2000, at 1:00 p.m. local time at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California and any adjournment thereof. Holders of record of the Company's common stock, $.001 par value (the "Common Stock"), at the close of business on May 11, 2000 (the "Record Date") are entitled to vote at the Annual Meeting. As of April 17, 2000, there were 29,058,544 shares of Common Stock outstanding. Each share of Common Stock entitles the holder to one vote.

     Four matters are scheduled for stockholder consideration at the Annual
Meeting: (i) election of the Directors of the Company to hold office until the annual meeting of stockholders of the Company to be held in 2001 or until successors are duly elected and qualified, (ii) ratification of the appointment of Deloitte & Touche as independent auditors of the Company for its fiscal year ending December 31, 2000, (iii) ratification of the Private Placements, and (iv) approval of an amendment to the Company's 1998 Executive Incentive Compensation Plan.

     In accordance with the Company's by-laws, the Company's eight Directors will be elected and the appointment of Deloitte & Touche will be ratified by a majority of the votes of the shares of Common Stock present (or represented by proxy) at the Annual Meeting and entitled to vote on the election of Directors. Ratification of the Private Placements will require approval of the majority of disinterested votes cast on the proposal. The Board knows of no matters, other than those previously mentioned, to be presented for consideration at the Annual Meeting. The persons named in the proxy may also, at their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

     With respect to the election of the Company's eight Directors, you may vote for the nominees as listed herein, or withhold authority to vote for the nominees. A direction to withhold authority to vote will have the effect of an abstention. You may vote for, against or abstain from voting with respect to the ratification of the appointment of Deloitte & Touche as independent auditors of the Company for its fiscal year ending December 31, 2000.

     All properly executed, unrevoked proxies received pursuant to this solicitation prior to the close of voting will be voted as directed therein. You may revoke your proxy delivered pursuant to this solicitation at any time prior to its use by executing and delivering a later proxy, by giving written notice of the revocation to the Corporate Secretary of the Company at or before the Annual Meeting, or by attending the Annual Meeting and voting in person.

     If a properly executed, unrevoked proxy which has been delivered pursuant to this solicitation does not specifically direct the voting of the shares covered thereby, the shares represented by the proxy will be voted (1)

FOR the election of the nominees for the Company's eight Directors, (2) FOR ratification of the appointment of Deloitte & Touche as independent auditors of the Company for its fiscal year ending December 31, 2000, (3) FOR ratification of the Private Placements, (4) FOR approval of an amendment to the Company's 1998 Executive Incentive Compensation Plan and (5) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. However, abstentions and broker non-votes with respect to any specific matter will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting will have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any reconvened Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     The Company's Annual Report to Stockholders, including its Form 10-K for the fiscal year ended December 31, 1999 with certified financial statements, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, are enclosed with this Proxy mailed to the Stockholders on or about May 19, 2000.

     The cost of preparing, assembling and mailing this proxy solicitation material and Notice of Annual Meeting will be paid by the Company. Additional solicitation by mail, telephone, telegraph or by personal solicitation may be done by directors, officers and regular employees of the Company for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Common Stock as of the Record Date will be requested to forward proxy solicitation material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

                                  Proposal 1

                             ELECTION OF DIRECTORS

     All Directors of the Company are elected to one term and serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The current term of Directors will expire at the Annual Meeting of Stockholders to be held on Thursday, June 22, 2000.

     The Board has nominated the eight incumbent Directors, John E. Martin, William E. Prather, Wayne L. Knyal, Daniel J. Gallery, Joseph Teresi, Stewart G. Gordon, John P. Corrigan and Joseph J. Jacobs, for re-election, each to hold office until the annual meeting of stockholders held in 2001 or until a successor is duly elected and qualified, subject to prior termination of service in accordance with the Company's certificate of incorporation, by-laws and applicable law. In the event a candidate is unable to serve, the persons listed in the enclosed proxy will vote for a replacement nominee recommended by the Board. The number of members of the Board is currently set at eight. Certain information concerning the individuals nominated by the Board, is set forth below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RE-ELECTION OF ALL EIGHT DIRECTORS OF THE COMPANY.

     Directors -- Term Expiring 2000

     Mr. John E. Martin, age 54, has been Chairman of the Easyriders Inc. ("Easyriders" or the "Company") Board of Directors since June 1998 and was the Chairman of the Newriders, Inc. ("Newriders") Board of Directors from July 1997 until September 1998. He served as Chief Executive Officer of Newriders from July 1997 until October 1997. From October 1996 until June 1997, Mr. Martin was Chairman and Chief Executive officer of PepsiCo Casual Dining, a division of PepsiCo. In October 1995, Mr. Martin became Chairman of Taco Bell Corp. where he also served as Chief Executive Officer from August 1983 until his departure in October 1996. Mr. Martin is a member of the Educational Foundation of the National Restaurant Association's Board of Trustees, and is a founding member of the Chief Executive Round Table at the University of California, Irvine. Mr. Martin is a director of The Good Guys, Inc. (NASDAQ:GGUY), Williams-Sonoma, Inc. (NYSE:WSM), Diedrich Coffee, Inc. (NASDAQ:DDRX), and privately held GO2 Systems, Inc.

     Mr. William E. Prather, age 52, has been the President and Chief Executive Officer of Easyriders since September 1998 and was the President and Chief Executive Officer of Newriders from October 1997 until September 1998. Mr. Prather has served as a director of Easyriders since June 1998. Mr. Prather is the founder and President of M & B Restaurants, L.C. and was the Chief Executive Officer of Furr's Bishop's Cafeteria, Inc. from February 1992 to October 1994. Mr. Prather has served as Chief Executive officer of Hardee's and has been employed by Burger King in various capacities including Regional Manager, Head of European Operations and Executive Vice President of Worldwide Operations.

     Mr. Wayne L. "Buz" Knyal, age 53, has served as a director and Chairman of the Compensation Committee of Easyriders since September 1998 and was a director of Newriders from August 1997 until September 1998. Mr. Knyal is President of Bay View FMAC, which has operated as a subsidiary of Bay View Bank, NA since November 1999 when FMAC merged with Bay View Capital Corporation (NYSE:BVC). Mr. Knyal is a major shareholder and director of BVC. Prior to founding FMAC's predecessor in 1991, Mr. Knyal founded and owned CBI Insurance Services, Inc. and concurrently served as President of CBI Mortgage Company, a residential mortgage banker.

     Mr. Daniel J. Gallery, age 45, has served as a director of Easyriders since September 1998 and was a director of Newriders from August 1997 until September 1998. Mr. Gallery is a co-founder of Carts of Colorado, Inc., which is engaged in mobile and modular merchandising and the utilization of non-traditional locations for food service operations, including airports, stadiums and arenas, convenience stores, and golf courses. Mr. Gallery continues as Executive Vice President for Carts of Colorado, Inc., a position he has held for a period of more than five years. He is a member of the Board of Directors of Cohabaco Cigar Company, a private venture engaged in cigar marketing, and the National Association of Concessionaires.

     Mr. Joseph Teresi, age 59, has served as a director of Easyriders since September 1998. He founded Paisano Publications, Inc ("Paisano Publications") in 1970, and from 1986 to September 23, 1998 was the sole shareholder of Paisano Publications. He has served as Chairman of the Board of Directors of Paisano Publications and certain other companies affiliated with Paisano Publications (the "Paisano Companies") for more than the past five years.

     Mr. Stewart G. Gordon, age 63, has served as a director of Easyriders since August 1999. Mr. Gordon has been an independent management consultant since 1992. Between 1989 and 1991, he was the Chief Executive Officer of Pratt Industries of Melbourne, Australia, a paper and packaging manufacturer. Prior to that, he held various executive positions at ITT, including Executive Vice President - Operations, ITT Rayonier; President, ITT Communications Services Group; and Vice President, ITT Corporation.

     Mr. John P. Corrigan, age 40, has served as a director of Easyriders since October 1999. Mr. Corrigan has been a principal of the Breakwater Group, a business consulting practice, since 1996. From 1993 to 1996, Mr. Corrigan was Vice President, Corporate Secretary and Tax Counsel of White River Corporation, an investment holding company. Mr. Corrigan is a Certified Public Accountant, a Certified Financial Planner, a Certified Valuation Analyst, and an attorney admitted to practice in New York, Connecticut and the U.S. Tax Court.

     Mr. Joseph J. Jacobs, age 75, has served as a director of Easyriders since September 1998 and has been an independent legal counsel on merger and acquisition matters for the Paisano Companies since 1992. Mr. Jacobs previously served as Vice President and General Counsel of ITT World Communications, Inc., United States Transmission Systems, Inc., Graphic Scanning Corp. and Ram/BSE LP. He also served as Vice President/Legal for ITT Corporation's Communications Operations Group and has served in various legal positions with American Broadcasting Company, Metromedia, Inc. and United Artists Broadcasting.

Composition and Meetings of the Board of Directors and Committees

     During the fiscal year ended December 31, 1999, the Board met eight times. The standing committees of the Board are the Compensation Committee and the Audit Committee.

     The Compensation Committee currently consists of Messrs. Knyal (Chairman), Gallery and Jacobs. The Compensation Committee reviews and makes recommendations regarding the salary, bonus and other benefits, direct and indirect, of the Chairman of the Board of Directors, the President and Chief Executive Officer, other management directors, and other members of senior management designated by the Board. In 1999, the Compensation Committee met one time.

     The Audit Committee currently consists of Messrs. Jacobs (Chairman), Gallery, and Knyal. It is responsible for retaining the Company's independent accountants and consulting with them regarding the scope and timing of their audit, the accountant's report concerning the Company's audited financial statements and the Company's internal accounting controls. The Audit Committee met one time in 1999.

Directors' Compensation

     Except for annual Formula Grants of 15,000 shares under option for each non-employee director of the Company, the Company's directors do not receive any compensation for service on the Company's Board of Directors or any committee thereof but are reimbursed for expenses incurred in connection with attending meetings of the Company's Board of Directors and any committee thereof.

Stockholders' Voting Agreement.

     John Martin and Joseph Teresi entered into a Stockholders' Voting Agreement which provides that Mr. Martin and Mr. Teresi shall each be entitled to designate four individuals to serve on the Board of Directors of Easyriders, and that they each agree to vote their shares for the persons designated by the other to so serve. One of the persons designated by Mr. Teresi is required to be a non-employee director within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code (the "Code"). Mr. Martin has designated himself and Messrs. Prather, Knyal and Gallery to serve on the Board of Directors, and Mr. Teresi has designated himself and Messrs. Gordon, Corrigan and Jacobs to serve on the Board of Directors. Mr. Jacobs is a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

                                  Proposal 2

                            INDEPENDENT ACCOUNTANTS

     Subject to stockholder ratification, the Board of Directors, on the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche, independent accountants, as the Company's independent accountants to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2000. Deloitte & Touche has served as the Company's independent accountants since 1998 and as Newriders independent accountants since January 1998. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will have an opportunity to make a statement on behalf of their firm if they wish. They will also be available to respond to any appropriate questions of any stockholder of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITOR.

                                  Proposal 3

            ISSUANCE OF COMMON STOCK PURSUANT TO PRIVATE PLACEMENTS

     On two occasions during 1999 and once in the year 2000, the Company's liquidity was jeopardized to the extent that it was unable to meet current obligations except by raising cash through the issuance of shares to John Martin and Joe Teresi pursuant to the Private Placements, the details of which are as follows:

       Date              Issuee       No. of  Shares                       Consideration Paid
-------------------  --------------  ----------------  -----------------------------------------------------------
April 1999            John Martin           1,397,950                      $1,500,000 in cash

April 1999             Joe Teresi           1,397,950    $1,500,000 in forgiveness of debt and interest on debt/1/

July 1999             John Martin             234,940                       $250,000 in cash

July 1999              Joe Teresi             234,940                       $250,000 in cash

February 2000         John Martin             493,827                       $250,000 in cash

February 2000          Joe Teresi             493,827                       $250,000 in cash

     Each of these transactions was authorized by the Board of Directors (with Messrs. Martin and Teresi not voting), and documented by the execution of a Stock Purchase Agreement between the issuee and the Company. The Private Placements were exempt from registration pursuant to section 4 (2) of the Securities Act of 1933 as amended (the "Securities Act"). The consideration paid was based on a 25% discount from the market price of the Company's common shares, "market price" being determined as the average daily closing price of the Company's common stock on the American Stock Exchange over ten consecutive trading days ending on and including the date of sale. Issuance of the shares at a discount to market price was deemed by the Board of Directors to be in the best interests of the Company, as an inducement to secure the purchase thereof by the issuees in question, and deemed by the Board to be fair to all shareholders from a financial point of view. In this regard, the Board of Directors relied upon a fairness opinion which was issued by Imperial Capital, LLC on April 8, 1999.

_____________________
/1/ As described in full in the Company's Proxy Statement dated May 14, 1999 under "Certain Transactions with Interested Parties," which Proxy Statement is hereby incorporated herein by reference.

     Ratification of the Private Placements by a majority of the disinterested shareholders voting on this issue is required so that the shares in question may be listed on the American Stock Exchange ("AMEX"), as required by Section 711 of the Listing Standards, Policies and Requirements of AMEX.

     If the Private Placements are ratified and the shares issued in the Private Placements are listed on AMEX, the sale thereof by Messrs. Martin and Teresi are subject to certain restrictions under various provisions of the Securities Act, the Securities Exchange Act of 1934 as amended (the "Exchange Act"), including Rule 144 promulgated under the Securities Act, and Section 16 of the Exchange Act. In general terms, Rule 144 defines certain holding periods for shares acquired in private placements and by officers, directors and certain other individuals; and Section 16 of the Exchange Act regulates the sale of shares by officers and directors with respect to timing and volume.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE PRIVATE PLACEMENTS AND ISSUANCE OF THE SHARES PURSUANT THERETO.

                                  Proposal 4

       AMENDMENT TO COMPANY'S 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

     Subject to stockholder approval, the Board of Directors has approved an amendment to section (d) of the Company's 1998 Executive Incentive Compensation Plan. (the "Compensation Plan"). The amended section would read as follows:

     d.   Long-Term Incentive Target -

          (i) Subject to the provisions of subsection (ii) below, Easyriders' generation of cash from any source (which may include operating profits, completion of a public or private offering of debt and/or equity securities, sale of assets, merger or other business transaction or series of transactions) adequate to enable Easyriders to either (a) pay in full (irrespective of the source of payment) all amounts due under the [Nomura Note] and the [Contributor Notes], or (b) arrange for or cause the [Nomura Note] and the [Contributor Notes] to be assumed by a third party, provided that as to the [Contributor Notes], such assumption shall not be deemed to satisfy the Long-Term Incentive Target of John Martin without the express written consent of Joseph Teresi.

          (ii) Successful completion of any of the foregoing after January 1, 2000 shall constitute satisfaction of the Long Term Incentive Target only if at least 80% of the EBITDA Target with respect to the Annual Incentive Award for the year immediately preceding the year in which the conditions of (i) above are satisfied has been met, or at least 80% of the EBITDA with respect to the Annual Incentive Award for each of the second and third calendar years preceding the year in which such conditions have been satisfied has been met. For example, if the EBITDA Target for the year 2001 is $10,000,000 and EBITDA for 2001 $8,000,000, then the proviso to the foregoing sentence shall have been satisfied for any date in the year 2002; and if the EBITDA Target for the years 2001, 2000 and 1999 is $10,000,000, $9,000,000 and $8,000,000
               respectively, and EBITDA for such years is $7,000,000, $7,200,000 and $6,400,000 respectively, then the proviso to the foregoing sentence shall have been satisfied for any date in the year 2002.

     The foregoing amendment does not affect the earnings results which must be achieved by the Company in order for the Long Term Bonus ("Bonus") to be awarded, rather it only revises the criteria for determining if an event triggering payment of the Bonus has occurred (each a "Triggering Event"). Currently, the only Triggering Event is generation of sufficient funds to retire the Nomura Note and Contributor Notes through a public or private debt or equity securities offering. This language had the unintended effect of denying Mr. Martin the Bonus if such debt were retired through other events and/or transactions generating sufficient funds to retire the applicable debt, such as a sale of assets, merger, acquisition or re-structuring. An affirmative vote on this Proposal No. 4 would amend the Compensation Plan to permit payment of the Bonus on the basis of these other types of Triggering Events, so long as the existing EBITDA standards are met. This revision eliminates any potential misunderstanding as to the terms of Mr. Martin's initial investment in the Company, and has been endorsed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of April 14, 2000, regarding the beneficial ownership of Common Stock by (1) each stockholder known by the Company to be the beneficial owner of more than 5% of the Common Stock; (2) by each Director of the Company; (3) by each Named Officer; and (4) by all executive officers and directors of the Company as a group. Except as indicated in the footnotes hereto, each person named in the table has (or could have upon exercise of an option vested or vesting within 60 days after April 14, 2000) sole voting and investment power (or such power together with any spouse of such person, if they are joint tenants) with respect to securities beneficially owned by such person as set forth opposite such person's name.

               Common Stock Beneficially Owned On April 14, 2000

                                           Amount and Nature   Percentage of
                                             of Beneficial      Outstanding
                                             Ownership of     Common Stock of
        Name of Beneficial Owner             Easyriders/1/      Easyriders/1/
-----------------------------------------  -----------------  ----------------
Directors
John E. Martin 2.........................          7,271,214             22.9%
Wayne L. Knyal 3  9......................          1,630,006              5.1%
Daniel J. Gallery 4......................             55,500                *
Joseph Teresi 5..........................         12,812,061             40.3%
Stewart Gordon...........................                  0                *
John Corrigan............................                  0                *
Joseph J. Jacobs 6.......................             23,000                *

Executive Officers
William E. Prather 7.....................          1,500,100              4.7%
J. Robert Fabregas 8.....................             55,000                *

All Executive Officers and Directors of
     Easyriders as a group (9 persons)...         23,346,881             73.4%

*  Indicates less than 1% ownership.

     Unless otherwise indicated, the address of each beneficial owner listed above is c/o Easyriders, Inc., 28210 Dorothy Drive, Agoura Hills, California 91301.

/1/ Assumes that the shares of Newriders common stock held in the name of Rick Pierce are returned and canceled (See "Certain Transactions With Related Parties")

/2/ Easyriders shares for Mr. Martin include 96,150 shares held through the John E. Martin Revocable Trust dated June 16, 1992, of which Mr. Martin is trustee and beneficiary.

/3/ Mr. Knyal holds options to purchase (i) up to 15,000 shares of Common Stock at $5.00 per share, of which 10,000 shares are beneficially owned, (ii) up to 15,000 shares of Common Stock at $2.84 per share, of which 10,000 shares are beneficially owned, and (iii) up to 15,000 shares of Common Stock at $1.625 per share, of which 5,000 are beneficially owned. He also holds warrants to purchase up to 12,500 shares of Common Stock at $5.96 per share.

/4/ Mr. Gallery holds options to purchase (i) up to 15,000 shares of Common Stock at $5.00 per share, of which 10,000 shares are beneficially owned,
     (ii) up to 15,000 shares of Common Stock at $2.84 per share, of which 10,000 shares are beneficially owned, and (iii) up to 15,000 shares of Common Stock at $1.625 per share, of which 5,000 are beneficially owned. The Easyriders share total for Mr. Gallery also includes 20,000 shares held of record by G3 Holdings, LLC, a limited liability company in which Mr. Gallery, his brother and his sister are co-managers and owners.

/5/ Mr. Teresi holds an option to purchase up to 500,000 shares of Common Stock at $1.75 per share, of which 166,667 shares are beneficially owned.

/6/ Mr. Jacobs hold options to purchase (i) up to 15,000 shares of Common Stock at $2.00 per share, of which 5,000 shares are beneficially owned, (ii) up to 5,000 shares of Common Stock at $5.00 per share, (iii) up to 5,000 shares of Common Stock at $1.75 per share, and (iv) up to 15,000 shares of Common Stock at $ 1.625 per share, of which 5,000 are beneficially owned. The Easyriders share total for Mr. Jacobs also includes 2,000 shares held of record by his wife.

/7/ Mr. Prather holds an option to purchase up to 750,000 shares of Common Stock at $1.75 per share, of which 500,000 shares are beneficially owned.

/8/ Mr. Fabregas holds an option to purchase (i) up to 75,000 shares of Common Stock at $2.0625 per share, of which 25,000 shares are beneficially owned, and (ii) up to 90,000 shares of Common Stock at $1.375 per share, of which 30,000 shares are beneficially owned.

/9/ Includes 1,333,333 shares beneficially owned by Mr. Knyal based on the assumed conversion of a $1,000,000 convertible debenture, and 259,173 shares issued to Mr. Knyal in payment of accrued interest on such debenture.

                              EXECUTIVE OFFICERS

     The executive officers of the Company are its senior elected officers and serve for terms of office determined by the Board. Biographical summaries of the business experience of Mr. Martin, Chairman of the Board, Mr. Prather, President and Chief Executive Officer, and Joseph Teresi, Director, are included above. The name, age, and biographical information with respect to the other executive officer is as follows:

     J. Robert Fabregas, Executive Vice President, Chief Financial Officer and Secretary, age 55, was appointed the Executive Vice President, Chief Financial Officer and Secretary of the Company in January 1999. Mr. Fabregas was the President, CEO and major shareholder of Stonepine Holdings, Limited from June 1988 to December 1998. Mr. Fabregas served as a director of Numex Corporation (BB:NUMX).OB from March 1998 through December 1998.

                            EXECUTIVE COMPENSATION

     The following table summarizes all compensation for services to the Company and its subsidiaries for the fiscal years ended December 31, 1999, 1998 and 1997 earned by or awarded or paid to the persons who were the chief executive officer and the other officers of the Company whose compensation exceeded $100,000 during 1999 (the "Named Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                          Long Term Compensation
                                                            Annual Compensation                   Awards
                                                       ---------------------------------------------------------
Name                                                                                            Securities             All Other
and Principal Position                      Year       Salary ($)        Bonus ($)              Underlying            Compensation
                                                                                                 Options/                 ($)
                                                                                                 SARs (#)
------------------------------------------------------------------------------------------------------------------------------------
John E. Martin,                             1999       $150,000         $813,214/6/                     --                     --
Chairman of the Board                       1998       $222,917/1/      $212,143/6/                     --                     --
of Directors                                1997       $114,583/1/            --                 2,000,000/4/             $75,000/5/
------------------------------------------------------------------------------------------------------------------------------------
William E. Prather,                         1999       $200,000               --                   750,000/7/                  --
President, Chief Executive Officer and      1998       $200,000/2/            --                        --                     --
Director                                    1997       $ 41,667/2/            --                   750,000/4/                  --
------------------------------------------------------------------------------------------------------------------------------------
J. Robert Fabregas,                         1999       $185,000/3/            --                    75,000/8/                  --
Executive Vice President of Finance,        1998             --               --                        --                     --
Chief Financial Officer and Secretary       1997             --               --                        --                     --
------------------------------------------------------------------------------------------------------------------------------------
Joseph Teresi,                              1999       $150,000/9/            --                   500,000/7/                  --
Chairman and Publisher of Subsidiary        1998       $ 40,685/9/            --                        --                     --
                                            1997             --               --                        --                     --
====================================================================================================================================

/1/ In July 1997, Mr. Martin became Chairman of the Board of Directors of Newriders and the interim Chief Executive Officer (a position he held until October 1997) at an annual base salary of $250,000. Mr. Martin's salary for 1997 accrued during the year, and was paid in January 1998. Mr. Martin agreed to a reduction of his salary to $150,000 per year which became effective on September 23, 1998.

/2/ In October 1997, Mr. Prather became the President and Chief Executive Officer of Newriders at an annual base salary of $200,000. Mr. Prather's salary for 1997 accrued during the year, and was paid in January 1998.

/3/ In January 1999, Mr. Fabregas became the Executive Vice President of Finance and Chief Financial Officer of Easyriders at an annual base salary of $185,000.

/4/ These options held by Messrs. Martin and Prather were relinquished on September 23, 1998.

/5/ Fair market value of 50,000 shares of Newriders Common Stock at the time of issuance.

/6/ Annual Incentive Award for under the Company's 1998 Executive Incentive Compensation Plan. See "Long Term Incentive Awards" below.

/7/ These options were granted in March 1999 at an exercise price of $1.75 per share.

/8/ This option was granted in January 1999 at an exercise price of $2.0625 per share.

/9/ In September 1998, Mr. Teresi became the Chairman and Publisher of Paisano Publications, a wholly-owned subsidiary of the Company, at an annual base salary of $150,000.

           OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                    MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table (presented in accordance with the Exchange Act) and the Regulations thereunder, sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed financial year to each of the Named Executive Officers:

====================================================================================================================================
                                                                                            Potential Realizable       Alternative
                                                                                              Value at Assumed             to
                                            Individual Grants                               Annual Rates of Stock      Realizable
                                                                                            Price Appreciation for       Value:
                                                                                                 Option Term           Grant Date
                                                                                                                          Value
-------------------------------------------------------------------------------------------

     Name          Securities     % of Total      Exercise or    Market Value    Expiration
                     Under         Options/       Base Price     of Securities      Date
                    Options/         SARs        ($/Security)     Underlying
                      SARs        Granted to                    Options/SARs
                    Granted       Employees                       on Date of
                                  in Fiscal                         Grant
                                     Year                        ($/Security)
                                                                                                ------------------------------------
                                                                                                                       Grant Date
                                                                                                                         Present
                                                                                                  5% ($)      10% ($)     Value
                                                                                                                           ($)
------------------------------------------------------------------------------------------------------------------------------------
John E. Martin          N/A             N/A         N/A                 N/A              N/A        N/A         N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
William E. Prather    750,000          40.2%     $ 1.75/share       $ 1.75/share       3/19/09    $65,625    $131,250      $0
------------------------------------------------------------------------------------------------------------------------------------
J. Robert Fabregas     75,000           4.0%     $2.063/share       $2.063/share       1/04/09    $ 7,734    $ 15,469      $0
------------------------------------------------------------------------------------------------------------------------------------
Joseph Teresi         500,000          26.8%     $ 1.75/share       $ 1.75/share       3/19/09    $43,750    $ 87,500      $0
====================================================================================================================================

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                   AND FINANCIAL YEAR-END OPTION/SAR VALUES

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SARs during the most recently completed financial year by each of the Named Executive Officers and the financial year-end value of unexercised options/SARs on an aggregated basis:

=================================================================================================================
                            Securities     Aggregate        Unexercised        Value of Unexercised In-the-Money
                             Acquired        Value        Options/SARs at     Options/SARs at Fiscal Year End ($)
Name                            on         Realized       Fiscal Year-End          Exercisable/Unexercisable
                             Exercise
-----------------------------------------------------------------------------------------------------------------
John E. Martin                 N/A            N/A               N/A                           N/A
-----------------------------------------------------------------------------------------------------------------
William E. Prather             N/A            N/A             750,000                        $0/$0
-----------------------------------------------------------------------------------------------------------------
J. Robert Fabregas             N/A            N/A              75,000                        $0/$0
-----------------------------------------------------------------------------------------------------------------
Joseph Teresi                  N/A            N/A             500,000                        $0/$0
=================================================================================================================

                        LONG TERM INCENTIVE PLAN AWARDS

     The following table and related footnotes set forth certain information for the year ended December 31, 1999 concerning the grant of bonuses to John Martin, the Chairman of the Board, under the Company's 1998 Executive Incentive Compensation Plan.

==================================================================================================================

                                      Performance or
                       Number of       Other Period
                     Shares, Units        Until
                       or Other       Maturation or        Estimated Future Payouts under Non-Stock Price-
Name                  Rights (#)         Payout                              Based Plans
------------------------------------------------------------------------------------------------------------------
                                                             Threshold             Target             Maximum
                                                              ($ or #)            ($ or #)            ($ or #)
                                                            ------------------------------------------------------
John E. Martin/1/         N/A           1/1/00 - 9/23/03         $0           $ 4,162,857/3/        $ 4,162,857/3/
------------------------------------------------------------------------------------------------------------------
John E. Martin/2/         N/A          9/23/98 - 9/23/03         $0           $13,000,000           $13,000,000
==================================================================================================================

/1/ Mr. Martin has the ability to earn annual cash bonuses under the Company's 1998 Executive Incentive Compensation Plan (the "Annual Incentive Awards"), if the Company achieves EBITDA Targets. The amount of the annual Incentive Award is equal to (1) the total amount of interest that Mr. Martin is obligated to pay in cash to the Company for such year on two promissory notes in the total amount of $7,300,000 (the "Martin Notes"), multiplied by
     (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Mr. Martin in the year that the bonus is paid. For the 2000 calendar year, the EBITDA Target is 125% of the average EBITDA for the two calendar years immediately prior to the 2000 calendar year.

/2/ Mr. Martin also has the ability to earn a one-time bonus under the Company's 1998 Executive Incentive Compensation Plan equal to (1) the amount of principal and accrued interest then remaining on the Martin Notes, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the highest marginal rate for federal, state and local income taxes applicable to Martin in the year the bonus is paid, up to a maximum of $13,000,000, if and when as the result of a public or private offering of debt or equity securities, the proceeds thereof are applied to payment in full of (a) all amounts due pursuant to the Nomura Note, and (b) the Contributor Notes (as defined below under "Certain Relationships and Related Transactions"), provided the Company has achieved certain predetermined levels of earnings during the prior year (generally, for 2000, and for each year thereafter, at least 80% of the Annual EBITDA Target for the prior year or for each of the second and third years preceding such year). This bonus is the subject of Proposal 4 above.

/3/ Assumes that no principal payments will be made during the term of the Martin Notes, and a blended tax rate of 44%. Based on these assumptions, the potential annual cash bonuses would be $945,357, $1,072,500, $1,202,143 and $942,857 for the years 2000 to 2003, respectively.

Employment Agreements

     The Company entered into an employment agreement with John Martin dated July 2, 1997, which provides that Mr. Martin will serve as Chairman of the Board for an initial term of three years. Mr. Martin is entitled to a base salary of $150,000, plus an office reimbursement expense allowance of $84,000 per year in addition to reimbursement of specific business expenses reasonably incurred on behalf of Easyriders.

     The Company entered into an employment agreement with William Prather dated as of September 23, 1998, which provides that he will serve as President and Chief Executive Officer of the Company for an initial term of five years, such term of employment to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Prather is entitled to an annual salary of $200,000, subject to an annual review, plus a discretionary incentive bonus on a yearly basis to be determined in the sole discretion of the Company's Board of Directors. In addition, Mr. Prather shall be entitled to receive certain other benefits, including four weeks of vacation, participation in the Company's stock option plan, profit sharing plans, annual physical examinations, dental and medical plans; personal catastrophe, life and disability insurance; financial planning, retirement plans and supplementary executive retirement plans, if any. Effective March 22, 2000, Mr. Prather's annual salary was increased to $300,000, and the Board of Directors granted Mr. Prather bonuses contingent upon achievement of certain objectives related to El Paso Bar-B-Que Company and certain Easyriders business segments.

     The Company entered into an employment agreement with J. Robert Fabregas dated January 4, 1999, which provides that he will serve as Executive Vice President of Finance and Chief Financial Officer for an initial term of three years, such term of employment to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Fabregas' annual salary is $185,000. Mr. Fabregas' employment agreement provides Mr. Fabregas the same benefits package as made available to other executive officers.

     The Company entered into an employment agreement with Joseph Teresi dated September 23, 1998, which provides that he will serve as Chairman and Publisher of Paisano Publications for an initial term of the earlier of (a) five years, or
(b) the date on which the principal and interest is paid in full on the Contributor Notes. Mr. Teresi's term of employment is to continue thereafter unless and until terminated by either party upon no less than sixty days written notice. Mr. Teresi's annual salary is $150,000. Effective April 3, 2000 the Board of Directors approved the appointment of Mr. Teresi as Chief Executive Officer of Paisano Publications.

                   REPORT OF THE COMPENSATION COMMITTEE AND
            THE BOARD OF DIRECTORS REGARDING EXECUTIVE COMPENSATION

     The Compensation Committee (the "Compensation Committee") of the Board of Directors reviews and recommends to the Board of Directors matters relating to the compensation of the Company's executive officers. The Compensation Committee is comprised of three outside directors, none of whom is an employee or former employee of the Company.

                            Compensation Philosophy

     The Company's executive compensation philosophy has the following objectives:

     (1) To provide a total compensation opportunity that is consistent with competitive practices, enabling the Company to attract and retain qualified executives;

     (2) To create a direct link between the compensation payable to each executive officer and the financial performance both of the Company generally and of the specific business unit or units for which the executive is responsible; and

     (3) To create a common interest between executive officers and the Company's stockholders through the use of stock options and other stock awards that link a portion of each executive officer's compensation opportunity directly to the value of the Company's common stock.

Base Salary

     Except for J. Robert Fabregas, the base salaries for each of the Named Officers and most of the Company's other executive officers for 1999 were established prior to the Reorganization pursuant to the terms of each executive's respective employment arrangements with Newriders. The Compensation Committee was established after the Reorganization and therefore, except for Mr. Fabregas, did not review any of such employment agreements prior to the time they were entered into by Newriders and such executives. The Compensation Committee will make recommendations to the Board with respect to the base salary of executives whose employment with the Company or a subsidiary thereof begins after the Reorganization and, as to executives whose employment with the Company or a subsidiary thereof began prior to the Reorganization, with respect to the base salary of such executives pursuant to any new employment arrangement entered into after the Reorganization, in each case by comparison to competitive market levels for the executive's job function. In this regard, the Compensation Committee reviewed the employment agreement of Mr. Fabregas and made the appropriate recommendations to the Board. The Compensation Committee also made recommendations concerning amendment of Mr. Prather's employment agreement in March 2000. At the Company's current performance level, base salaries will generally be targeted at the middle of the range of comparable companies in the magazine publishing business and comparable companies in the restaurant business. However, if performance improves, the Compensation Committee will seek to elevate such target base salaries. Salaries will be reviewed at regular intervals, approximately annually, depending on job classification and competitive market levels.

Annual Bonus

     Under the terms of their respective employment agreements, most executive officers are entitled to a discretionary bonus based upon the Compensation Committee's recommendation and the full Board's approval. Except for the bonus paid to John Martin as set forth under "Summary Compensation Table", no bonuses were paid to any executive officers with respect to the fiscal year ended December 31, 1999. In order to tie compensation to performance, future bonuses are primarily based upon EBITDA and other performance-based targets recommended by the Compensation Committee and approved by the Board of Directors.

     At the time of the consummation of the Reorganization, the stockholders of the Company and the Compensation Committee and the Board of Directors approved an Annual Incentive Award/Long-Term Incentive Performance Award to John Martin under the Company's 1998 Executive Incentive Compensation Plan (the "Plan"), the terms of which Award are described under "Long Term Incentive Awards".

Equity Incentives

     The Plan, which was approved by the Company's stockholders in September of 1998, is administered by the Compensation Committee and its stated purpose is to secure for the Company the benefits arising from capital stock ownership and the receipt of capital stock-based incentives by those employees, directors, officers and consultants of the Company who will be responsible for the Company's future growth and continued success. Under the Plan, equity incentives, primarily in the form of grants to executives of stock options, will be considered in order to tie compensation of executives to performance by the Company.

                    Compensation of Chief Executive Officer

     Mr. Prather's base salary of $200,000 for 1999 was established pursuant to an employment agreement with Newriders that was the result of bilateral negotiations between Mr. Prather and Newriders. No specific formula was used in determining or agreeing to Mr. Prather's compensation at the time his employment agreement was entered into. Mr. Prather's employment agreement provides for a discretionary incentive bonus on a yearly basis to be determined in the sole discretion of the Company's Board of Directors. Mr. Prather was not awarded a bonus in 1999.

                    Policy as to Section 162(m) of the Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. Since the potential Long-Term Incentive Plan bonus for Mr. Martin is tied directly to the EBITDA of the Company, it should meet the objective performance criteria standard set forth under the IRC. For all other executives eligible for bonus compensation, the $1 million threshold is not likely to cause the Company to lose significant tax deductions for such excess compensation (if any).

     The foregoing report has been approved by all members of the Compensation Committee.

                           Wayne L. Knyal, Chairman
                           Daniel J. Gallery
                           Joseph J. Jacobs

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Wayne L. Knyal, Daniel J. Gallery and Joseph J. Jacobs serve as the members of the Compensation Committee of the Company's Board of Directors, and Mr. Knyal is the Chairman of the Compensation Committee. None of such persons is an officer, employee, or former officer or employee, of the Company or any of its subsidiaries. Except as set forth in the paragraph below, no interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of director's or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     Prior to November 1999, Mr. Knyal was the Chairman and Chief Executive Officer of Franchise Mortgage Acceptance Company ("FMAC"), and indirect owner of 19% of the equity interests thereof. At that time, Imperial Credit Industries owned approximately 38% of the equity interests of FMAC, and approximately 60% of the equity interests of Imperial Capital, LLC ("Imperial Capital"). In September, 1998 Imperial Capital received a fee of $1,485,000 and warrants to purchase 592,184 shares of Company's common stock, at an exercise price of $4.3125 per share (the "Warrants") as payment for its investment banking services in the Reorganization, and concurrently therewith paid FMAC a finder's fee of $148,500. In April, 1999, Imperial Capital provided the Company with a fairness opinion in connection with a proposed private placement of shares to two directors, and received a fee of $55,000, plus an adjustment of the exercise price of the Warrants to $1.75 per share.

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Newriders Common Stock and the Easyriders Common Stock from the date on which Newriders Common Stock began trading on the OTC Bulletin Board (July 23, 1996) through September 23, 1998 and then the date the Easyriders Common Stock began trading on the American Stock Exchange (September 24, 1998) through December 31, 1999, with the Broad Market American Stock Exchange Index (the "AMEX Market Index") and Media General Industry Group Index for publishing and periodicals (the "Peer Group Index"). The cumulative total return assumes that $100 was invested in each of the Newriders Common Stock/Easyriders Common Stock and the AMEX Market Index and Peer Group Index on July 23, 1996 (the date the Newriders' stock began trading on the OTC Bulletin Board) and also assumes the reinvestment of any dividends. Past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG EASYRIDERS, INC.,
                    AMEX MARKET INDEX AND PEER GROUP INDEX

--------------------------------------------------------------------------------
                    07/23/96    12/31/96    12/31/97    12/31/98    12/31/99
--------------------------------------------------------------------------------
EASYRIDERS INC.       100.00       32.61       52.17       30.43       14.09
--------------------------------------------------------------------------------
PEER GROUP INDEX      100.00      103.17      136.83      119.86      118.54
--------------------------------------------------------------------------------
AMEX MARKET INDEX     100.00      107.36      129.19      127.44      158.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    ASSUMES $100 INVESTED ON JULY 23, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC 31, 1999

                   CERTAIN TRANSACTIONS WITH RELATED PARTIES

   Joseph Teresi Transactions

     In accordance with the agreement pursuant to which the Company acquired the Paisano Companies from Joseph Teresi, a post-closing adjustment was to be made based upon the amount by which working capital of the Paisano Companies as of the closing of the acquisition exceeded or was less than $4,537,000. Based upon a closing date balance sheet prepared by the Company, the Company determined that the working capital of the Paisano Companies as of the closing was less than $4,537,000. Mr. Teresi disputed that determination. After protracted negotiations, the Board of Directors of the Company agreed on March 19,1999 to accept a note from Mr. Teresi (the "Teresi Payable") in the amount of $398,085 in satisfaction of the working capital adjustment. The Teresi Payable does not bear interest and, subject to prior payment in the circumstances described below, is due when the entire principal and interest on the $13,000,000 of promissory notes issued by the Company to Mr. Teresi as partial consideration for the acquisition of the Paisano Companies has been paid in full. Certain aged receivables of the Company which have been fully reserved by the Company have been identified (the "Receivables") and to the extent collections are received on the Receivables, a percentage of such collections will be credited against the Teresi Payable. In addition, if the Company determines that the amount of a pension accrual with respect to pre-Reorganization operations of the Paisano Companies should be decreased, the Teresi Payable will be reduced by the amount of such decrease. Furthermore, to the extent that certain fully reserved inventory of the Company is sold or used by the Company for promotional purposes, the Teresi Payable will be reduced by the amount of sale proceeds or value assigned by the Company to such promotional use. Also, if the Company receives a refund of any portion of a specified foreign tax payable by the Company, the Teresi Payable will be reduced by the amount of such refund. From and after the time the Teresi Payable has been reduced to zero, Mr. Teresi will be entitled to receive (in cash, or if any of the Nomura Indebtedness is outstanding, in the form of a non-interest bearing receivable from the Company) the applicable percentage of collections on the Receivables and all amounts, if any, attributable to a reduction in such pension accrual and the sale or promotional use of such inventory. Since becoming established, the Teresi Payable has been reduced to a current balance of $299,099 by the collection of Receivables in the amount of $98,986.

     Mr. Teresi, sole stockholder of Paisano Publications prior to the Reorganization, was issued 6,493,507 shares of the Company's common stock in the Reorganization. In addition, Mr. Teresi received promissory notes aggregating $13,000,000 (the "Contributor Notes"). The Contributor Notes consist of a subordinated promissory note in the amount of $5,000,000, a limited recourse subordinated promissory note in the amount of $5,000,000 secured by the Martin Mirror Note (as defined in the applicable instruments) and a subordinated promissory note in the amount of $3,000,000.

     As of April 1, 2000, the Company's promissory note obligations to Mr. Teresi were as follows:

Note                  Original Principal    Current Principal          Maturity          Accrued Interest
-------------------  --------------------  --------------------  --------------------  --------------------
Subordinated                  $ 3,000,000           $ 3,000,000               3-31-00            $  456,497
Short Term 10%

Subordinated 7%               $ 5,000,000           $ 3,575,000               9-23-03            $  335,875

Mirror 7%                     $ 5,000,000           $ 5,000,000               9-23-03            $  482,676
                              -----------           -----------                                  ----------

Totals                        $13,000,000           $11,575,000                                  $1,275,048
                              ===========           ===========                                  ==========

     Effective April 3, 2000 the Company's Board of Directors accepted a proposal advanced by Mr. Teresi (the "Teresi Agreement"), pursuant to which:

     . Mr. Teresi agreed to forgive $3,446,787 of principal owed on the Subordinated 7% note, leaving a principal balance of $128,213, in exchange for 3,356,170 shares of the Company's Common Stock. This transaction is valued at full market price without discount, market price being determined as the average daily closing price of the Common Stock on the American Stock Exchange over 30 consecutive trading days ending on and including March 22, 2000, the date of the Company's last meeting of its Board of Directors.

     . Mr. Teresi agreed to forgive (a) the residual balance due under the Subordinated 7% note of $128,213, (b) $96,739 of other obligations owed to Mr. Teresi by the Company in connection with rent and consulting fees, and (c) accrued interest on the Contributor Notes of $525,040, in exchange for the undertakings of Paisano Publications pursuant to an agreement involving the Company's events division.

     . Mr. Teresi agreed to waive the default in payment of the Subordinated Short Term Note and to extend the maturity of that note until March 31, 2002, and to defer payment of interest accruing on such note until March 31, 2001.

     . Assets of the Company's Easyriders of Columbus store will be conveyed to Mr. Teresi in exchange for forgiveness of obligations owed to Mr. Teresi by Paisano Publications pertaining to accrued but unpaid consulting fees and rent.

     The Teresi Agreement is described in full in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 14, 2000, which report is hereby incorporated by reference.

     The Company's subsidiaries, Paisano Publications and Teresi, Inc. dba Easyriders Events, recently entered into a long-term licensing agreement with Action Promotions, Inc. ("API") pursuant to which API has been granted the exclusive right for a ten year period (with options to extend) to produce and manage events and to sell event-specific merchandise under the Easyriders brand. The principals of API are Melissa Penland, an apparel manufacturer with extensive event-merchandise experience, and John Green, a current licensee of Easyriders Licensing and owner of the Daytona Easyriders Store. In addition, Mr. Teresi has loaned API the sum of $750,000. Under this new arrangement, all responsibilities for production, scheduling, staffing, management, purchasing and promotion have been shifted to API, under an arrangement that guarantees the Company a minimum level of royalties, plus a percentage of gross revenues from gate and merchandise sales. Under the agreement, API has also committed to a significant purchase of Easyriders merchandise, to be paid for in advance, but fulfilled over the term of the license agreement. In exchange, Paisano Publications has agreed to provide a significant level of advertising support at no additional cost to the licensee. In exchange for a merchandise credit in the total sum of $1,500,000, the Company received (a) $750,000 in cash from API, and
(b) forgiveness by Mr. Teresi of obligations owed to him by the Company in the amount of $750,000 pursuant to the Teresi Agreement.

     Pursuant to the Teresi Agreement, the assets of the Company's subsidiary, Easyriders of Columbus, will be sold to Mr. Teresi (the "Columbus Transaction"), in exchange for forgiveness by Mr. Teresi of certain financial obligations owed to him by Paisano Publications and/or the Company.

     Pursuant to the Columbus Transaction:

     . All inventory, motorcycles, equipment, tools, parts, racks, shelves and other tangible property will be conveyed to Mr. Teresi, subject to certain adjustments and exclusions.

     .    The liquor license applicable to the site will be conveyed to Mr.
          Teresi.

     . The corporation will retain all cash on hand and accounts receivable, and responsibility for all trade payables.

     . The corporation will be relieved of all liability under the lease with Mr. Teresi for the premises in question.

     The total amount of forgiveness is currently estimated at $565,840, but is subject to adjustment based on levels of inventory, cash, receivable and payables at closing. Upon closing of the Columbus Transaction, which is anticipated to occur in April 2000, Mr. Teresi will continue operating the business as "Easyriders of Columbus" pursuant to a licensing agreement with Easyriders. The Company anticipates recording a loss associated with the sale of Easyriders of Columbus upon its consummation of approximately $1,400,000, including a goodwill write-off of approximately $879,000.

     In connection with the Reorganization, Mr. Teresi entered into a contract with Paisano Publications, Inc. (the "Consulting Agreement"), pursuant to which Mr. Teresi agreed to provide certain consulting services to Paisano Publications in addition to the services required to be performed by Mr. Teresi under his employment agreement with Paisano Publications. The Consulting Agreement is for an indefinite term, in the discretion of the Board of Directors. Effective June 1, 1999 Mr. Teresi assigned his obligations and rights under the Consulting Agreement to Teresi Publications, Inc., a Delaware corporation ("TPI"). In exchange for the services performed under the Consulting Agreement, Mr. Teresi (or his assignee) became entitled to receive monthly payments of $5,000 per month for October, November and December, 1998, $7,500 for January, 1999, increasing by $2,500 per month for each month thereafter through July, 1999, and $25,000 per month commencing August, 1999 and thereafter for so long as the Consulting Agreement is in effect. All required payments through May 1999, in the aggregate sum of $97,500 were timely paid. None of the payments required to be made, i.e. $22,500 in July, 1999, and $25,000 per month thereafter, were made, as a consequence of which Paisano Publications owed TPI the aggregate sum of $247,500 as of April 1, 2000. Settlement of this balance was resolved pursuant to the Teresi Agreement.

     Subsidiaries of the Company lease space from Mr. Teresi at two adjacent locations in Agoura Hills, California. In connection with these leases, as of April 1, 2000, Mr. Teresi was owed by the Company and its Subsidiaries accrued and unpaid rent in the aggregate sum of $284,677. In addition, in connection with his services to the Company and its Subsidiaries, Mr. Teresi from time to time incurs expenses for travel and professional services. As of April 1, 2000, the Company owed Mr. Teresi the sum of $130,402 in connection with such reimbursable expenses. Settlement of the amounts due in connection with the foregoing obligations for interest, accrued rent and expense reimbursement was resolved pursuant to the Teresi Agreement.

     Prior to December 15, 1999, Paisano Publications operated a retail store in Daytona Beach, Florida engaged in the sale of motorcycles, "Easyriders" merchandise, and other goods (the "Daytona Store"). For purposes of operating the Daytona Store, Paisano Publications leased space from Mr. Teresi pursuant to a lease due to expire on December 30, 2004. As of December 15, 1999, Paisano Publications sold the assets of the Daytona Store to an unrelated third party, who continues to operate the store as a licensee of Easyriders Licensing, Inc., a Subsidiary of the Company. At the time of this transaction, there remained a future rent obligation of approximately $120,000 under the lease with Mr. Teresi. Pursuant to such transaction, Paisano Publications was relieved from all future liability under the real property lease, but as of April 1, 2000 remained obligated to Mr. Teresi to pay accrued rent in the sum of $10,815. The account was settled pursuant to the Teresi Agreement.

John Martin Transactions

     In connection with the Reorganization, John Martin, Chairman of the Company, purchased 4,036,797 shares of Easyriders' common stock at $3.05 per share. Aggregate consideration of $12,300,000 was paid, $5,000,000 in cash and the balance by delivery of two promissory notes (the "Martin Mirror Note" and the "Other Martin Note"). The Martin Mirror Note is in the amount of $5,000,000 and has been pledged by Easyriders to secure a note payable to Mr. Teresi. The Other Martin Note has a face amount of $2,300,000. The Martin Mirror Note has a term of five years, may be extended by Mr. Martin for an additional period of five years, and bears interest at an annual rate beginning at 6% and increasing to 10% over its life. The Other Martin Note has a term of five years, and may be extended for an additional five years and bears interest at an annual rate between 6% and 10%. These promissory notes have been recorded as an offset to stockholders' equity. As of December 31, 1999 interest on these notes was due to the Company in the aggregate amount of $455,400, provided, however, that Mr. Martin is entitled to a compensation bonus equal to this sum, plus the sum of $357,814 to cover the tax effects of such bonus (See, "Long Term Incentive Plans," above). Effective April 3, 2000 the Board of Directors adopted a resolution acknowledging that Mr. Martin was entitled to receive this bonus, provided that the same shall accrue as an obligation of the Company until such time as cash resources permit it to be paid.

     In addition, pursuant to the employment agreement between the Company (originally Newriders) and Mr. Martin, the Company is obligated to pay Mr. Martin $7,000 per month for office expenses. The Company uses certain equipment and support services under this arrangement, and occasionally uses the office space leased by Mr. Martin in Newport Beach, California. At present, the Company is current in its obligations to Mr. Martin.

El Paso Bar-B-Que Guarantees

     The Company's Subsidiary, M & B Restaurants, L.C. dba El Paso Bar-B-Que Company ("El Paso"), is obligated under a number of loan and capital lease agreements, incurred by El Paso primarily to finance restaurant development and equipment acquisitions. El Paso is also obligated under a number of space leases in connection with its restaurant operations. With respect to substantially all of such obligations, William Prather, the Company's Chief Executive Officer and a co-founder of El Paso, his wife, Marna Prather, an officer and co-founder of El Paso, and/or John Martin have executed personal guarantees in support of the leases and notes in question. The guarantors received no additional compensation for assuming such personal obligations. Such obligations and guarantees are summarized in the following table (for purposes of which William Prather, Marna Prather and John Martin are referred to as WP, MP and JM, respectively):

          Lender                               Current Balance/1/  Guarantors
          ------                               ------------------  ----------
          Plains National Bank                     $  590,763         WP-MP
          Village at Hayden                           178,365         WP-MP
          Newcourt Small Business Lending           1,243,965         WP-MP
          Imperial Bank                               483,333       WP-MP-JM
          FFCA                                        457,074       WP-MP-JM
                                                   ----------

          Total                                    $2,953,500
                                                   ==========


          Capital Leases                          Current Balance /1/      Guarantors
          --------------                          -------------------      ----------
          Lease Acceptance Corp.                        $  5,057              WP-MP
          First Sierra Financial                         597,517            WP-MP/JM
          Imperial Bank Equipment Leasing                320,211              WP-JM
                                                        --------

          Total                                         $922,785
                                                        ========

                                                        Current
          Real Property Leases                            Rent             Guarantor(s)
          --------------------                            ----             ------------

          Glendale, AZ                                  50,000                  WP
          Ahwatukee, AZ                                 14,314                WP-MP
          Mesa, AZ                                      12,042                WP-MP

                        /1/As of 2-29-00.

     The agreements pursuant to which El Paso was acquired by Newriders, Inc., and became a Subsidiary of the Company in the Reorganization contemplated that prior to closing of the Reorganization, with respect to the then-existing obligations of El Paso up to an aggregate sum of $2,500,000 (a) such obligations would be assumed by the Company, and (b) all guarantors would be relieved of their obligations in connection therewith. However, the Company's financial condition at the time was not sufficient to permit it to satisfy these conditions, as a consequence of which all parties agreed to close the Reorganization upon the understanding that as soon as the Company was financially able to satisfy these conditions, it would do so. Thereafter, and for all of 1999, the Company's financial condition worsened, making it impossible for these conditions to be satisfied. Further, in order to continue operations and the growth of El Paso, Mr. Prather, Ms. Prather and Mr. Martin have continued to provide personal guarantees as to subsequently-incurred obligations, as noted in the above table. Recently, the board of directors acknowledged that it would be appropriate for the Company to assume all such obligations, and to cause the guarantors to be relieved from personal liability in connection therewith as soon as its financial condition would permit the same to occur.

Wayne Knyal Matters

     On August 12, 1997 the board of directors of Newriders, Inc. authorized Newriders to obtain a secured equipment financing facility from Franchise Mortgage Acceptance Company L.L.C., ("FMAC"). Wayne Knyal, now a director of the Company and chairman of its Compensation Committee was then a member of the Newriders board of directors and President, and Chief Executive Officer, of FMAC. Subsequently, in furtherance thereof, on October 21, 1997 Newriders simultaneously executed three separate promissory notes pursuant to which it borrowed a total of $1,050,000 from FMAC (collectively, the "FMAC Loan"). Each note was secured by a different collection of restaurant equipment, but otherwise carried the same terms, i.e. (a) 60 month term, fully amortizing, (b) interest rate of 13.5%, and (c) personally guaranteed by the following officers and/or directors of Newriders: William E. Prather, C.W. Doyle, Leon Hatcher, William R. Nordstrom, John E. Martin, Michael Purcell and Daniel Gallery.

     In November 1997 FMAC became a public Delaware corporation (NASDAQ:FMAX) and Mr. Knyal was named President, Chief Executive Officer and Director. After the September, 1998 Reorganization, Newriders became a subsidiary of Easyriders. In November 1999 FMAC merged with Bay View Capital Corporation (NYSE:BVC) and operates as Bay View Franchise Mortgage Acceptance Company ("BV FMAC"), a subsidiary of Bay View Bank, NA. Mr. Knyal is the President of BV FMAC and, as a major shareholder, is a

"control person" of Bay View Capital Corporation as well as a Director of that company. The FMAC Loan is current, with a pay-off balance of $795,095 as of March 3, 2000, excluding accrued but unpaid late fees of $41,073.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during fiscal 1999, the following forms were not filed on a timely basis: Form 3 for the month ended January 31, 1999 for J. Robert Fabregas, the Chief Financial Officer of the Company; Form 3 for the month ended August 31, 1999 for Stewart G. Gordon, a director of the Company; and Form 4 for the month ended December 31, 1999 for Joseph Teresi, a director of the Company.

                                OTHER BUSINESS

     The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his judgment on such matters.

                              By Order of the Board of Directors

Agoura Hills, California      /s/ J. Robert Fabregas
May 19, 2000
                              J. Robert Fabregas
                              Executive Vice President,
                              Chief Financial Officer and Secretary

   PROXY                                                            PROXY
                                EASYRIDERS, INC.

                 Annual Meeting of Stockholders--June 22, 2000

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of Easyriders, Inc. ("Easyriders") hereby nominates, constitutes and appoints William E. Prather and J. Robert Fabregas, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Easyriders which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Easyriders (the "Annual Meeting") to be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California on Thursday, June 22, 2000 at 1:00 p.m. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE, A VOTE "FOR" THE RATIFICATION OF EASYRIDERS' INDEPENDENT AUDITORS, A VOTE "FOR" THE RATIFICATION OF THE PRIVATE PLACEMENTS AND ISSUANCE OF THE SHARES PURSUANT THERETO, AND A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S 1998 EXECUTIVE INCENTIVE COMPENSATION PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE JUDGEMENT OF THE ATTORNEYS AND PROXYHOLDERS NAMED ON THE REVERSE SIDE.

     The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                      PLEASE SIGN AND DATE ON REVERSE SIDE

  [X] Please mark your                                                                                           |
      votes as in this                                                                                           |
      example.                                                                                                   |-- ---

                     FOR all nominees      WITHHOLD     This Proxy will be voted "FOR" the election of all nominees unless
                   listed below (except    AUTHORITY    authority to do so is withheld for all nominees or for any
                     as marked to the                   individual nominee.
                     contrary below)                                                                          FOR   AGAINST  ABSTAIN
 1. ELECTION OF            [_]               [_]  (Terms Expire 2001)         2. RATIFICATION OF DELOITTE     [_]     [_]      [_]
    DIRECTORS                                     John E. Martin, Wayne L.       & TOUCHE LLP AS EASYRIDERS'
 (INSTRUCTIONS: To withhold authority to          Knyal, Joseph Teresi,          INDEPENDENT AUDITORS.
 vote for any one or more nominees, check         Stewart G. Gordon,
 the box opposite "WITHHOLD AUTHORITY"            William E. Prather, Daniel  3. RATIFICATION OF THE PRIVATE PLACEMENT AND
 and write that nominee's or those                J. Gallery, Joseph J.          ISSUANCE OF THE SHARES PURSUANT THERETO.
 nominees' name(s) in the space provided          Jacobs, John P. Corrigan
 below.)                                                                      4. AMENDMENT TO THE COMPANY'S 1998 EXECUTIVE
                                                                                 INCENTIVE COMPENSATION PLAN.
---------------------------------------------------------------------------
                                                                              5. OTHER BUSINESS. In their discretion, the
                                                                                 proxyholders are authorized to transact such
                                                                                 other business as may properly come before
                                                                                 the Annual Meeting and any adjournments
                                                                                 thereof.

                                                                              I (We) do [_] do not [_] expect to attend the Annual
                                                                              Meeting.

                                                                              PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS
                                                                              POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.




 SIGNATURE(S)____________________________________________ DATE _______________________
 (Please date this Proxy and sign your name as it appears on your stock certificates.
 Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)